Geeknet Announces Third Quarter 2013 Financial Results

Revenue increases 30% in third quarter to $22.4 million

FAIRFAX, Va., Nov. 8, 2013 /PRNewswire/ -- Geeknet, Inc. (Nasdaq: GKNT), the parent company of online retailer ThinkGeek.com, today announced financial results for the third quarter ended September 30, 2013.

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Total revenue for the third quarter of 2013 was $22.4 million, an increase from $17.3 million for the third quarter of 2012. Net loss from continuing operations for the third quarter of 2013 was $1.4 million or $0.21 per diluted share. Net loss from continuing operations for the third quarter of 2012 was $2.0 million or $0.31 per diluted share. Adjusted EBITDA loss for the third quarter of 2013 was $831,000, compared to an adjusted EBITDA loss of $2.0 million for the same period a year ago. A reconciliation of net loss as reported to adjusted EBITDA is included in this release.

Third Quarter Highlights:

  Launched over 477 new products, including 98 exclusive products
  Total cash and investments at the end of the third quarter 2013 was $40.7 million which included $3 million received related to the sale of the media business, compared to $37.9 million in the third quarter of 2012, which included $17 million received from the sale of the media business

"ThinkGeek had a great third quarter, highlighted by 30% revenue growth, an increase in gross margin and significant progress on the bottom line," said Kathryn McCarthy, Chief Executive Officer and Chairman of the Board. "Our strong performance was driven by increasing sales from both our wholesale business and our exclusive Geek Labs products. As we enter the holiday season, the most exciting time of the year for ThinkGeek, we continue to focus on brand recognition and product awareness. We launched our Holiday Gift Center on November 1st and we are looking forward to bringing many new products to life during the holiday season."

Supplemental schedules of the Company's quarterly statements of operations and operational statistics are available on the Company's web site at investors.geek.net.

A conference call and audio webcast will be held at 11:00 am ET on November 8, 2013 and may be accessed by calling (877) 348-9353 or (253) 237-1159 outside the U.S., or by visiting investors.geek.net. An audio replay will be available between 4:00 pm ET on November 8, 2013 and 11:59 pm ET on November 10, 2013 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 73909163.

About Geeknet, Inc.

ThinkGeek, a wholly owned subsidiary of Geeknet, Inc. (NASDAQ: GKNT), is the premier retailer for the global geek community. Since 1999, ThinkGeek has sought to provide tech, gadget, and toy-obsessed communities with all the things geeks crave. ThinkGeek was founded to serve the distinct needs and interests of technology professionals and enthusiasts and today has grown to become the first choice for innovative and imaginative products that appeal to the geek in everyone. Want to learn more? Check out thinkgeek.com or geek.net.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, we also report adjusted EBITDA. The method we use to calculate adjusted EBITDA is not in accordance with GAAP, is likely to differ from the methods used by other companies and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

We believe that adjusted EBITDA provides useful information to both management and investors and is an additional measurement which may be used to evaluate our operating performance. Our management and Board of Directors use adjusted EBITDA as part of their reporting and planning process and it is the primary measure we use to evaluate our operating performance. In addition, we have historically reported adjusted EBITDA to the investment community. We also believe that the financial analysts who regularly follow and report on us and the business sector in which we compete use adjusted EBITDA to prepare their financial performance estimates to measure our performance against other sector participants and to project our future financial results.

We define adjusted EBITDA as earnings or loss from continuing operations before gain on sale of non-marketable securities, interest and other expense, income taxes, stock-based compensation and depreciation. Adjusted EBITDA excludes certain expenses that we believe are not directly related to our core operating results. Although some of the items may recur on a regular basis, management does not consider activities associated with these items as core to its operations. With respect to stock-based compensation, we recognize expenses associated with stock-based compensation that require management to make assumptions about our common stock, such as expected future stock price volatility, the anticipated duration of outstanding stock options and awards and the forfeiture rate. While other forms of expenses (such as cash compensation, inventory costs and real estate costs) are reasonably correlated to our underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question, but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well we currently operate our business.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding the business opportunity, improving the brand, and product awareness Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: popularity and demand for our retail products; management's strategy, plans and objectives for future operations; employee relations and our ability to attract and retain highly qualified personnel; our ability to continue to invest in developing new products; competition, competitors and our ability to compete; liquidity and capital resources; the outcome of any litigation to which we are a party; our accounting policies; and sufficiency of our cash resources and investments to meet our operating and working capital requirements. Investors should consult our filings with the Securities and Exchange Commission, sec.gov, including the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2012, for further information regarding these and other risks of our business. All forward-looking statements included in this press release are based upon information available to us as of the date hereof, and we do not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

GKNT-F

GEEKNET, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenue	$ 22,363	$ 17,260	$ 63,924	$ 52,574
Cost of revenue	18,113	15,004	51,645	45,656
Gross margin	4,250	2,256	12,279	6,918
Operating expenses:
Sales and marketing	2,116	1,714	5,758	5,089
Technology and design	1,457	1,117	4,355	2,792
General and administrative	2,117	2,635	7,374	7,629
Total operating expenses	5,690	5,466	17,487	15,510
Loss from operations	(1,440)	(3,210)	(5,208)	(8,592)
Gain on sale of non-marketable securities	—	—	—	4,021
Interest and other income (expense), net	2	(15)	(25)	(59)
Loss from continuing operations before income taxes	(1,438)	(3,225)	(5,233)	(4,630)
Income tax benefit	(52)	(1,226)	(49)	(1,759)
Net loss from continuing operations	(1,386)	(1,999)	(5,184)	(2,871)
Discontinued operations:
(Loss) income from discontinued operations, net of tax	(50)	10,362	(119)	10,722
Net (loss) income	$ (1,436)	$ 8,363	$ (5,303)	$ 7,851
Loss per share from continuing operations:
Basic	$ (0.21)	$ (0.31)	$ (0.78)	$ (0.45)
Diluted	$ (0.21)	$ (0.31)	$ (0.78)	$ (0.45)
(Loss) income per share from discontinued operations:
Basic	$ (0.01)	$ 1.60	$ (0.02)	$ 1.67
Diluted	$ (0.01)	$ 1.57	$ (0.02)	$ 1.64
Net (loss) income per share:
Basic	$ (0.22)	$ 1.29	$ (0.80)	$ 1.22
Diluted	$ (0.22)	$ 1.27	$ (0.80)	$ 1.20
Shares used in per share calculations:
Basic	6,618	6,483	6,614	6,438
Diluted	6,618	6,597	6,614	6,529

GEEKNET, INC. CONSOLIDATED BALANCE SHEETS (In thousands, unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 40,667	$ 57,294
Accounts receivable, net of allowance of $167 and $14 as of September 30, 2013 and December 31, 2012, respectively	5,109	1,050
Inventories, net	19,672	16,657
Prepaid expenses and other current assets	7,756	7,013
Total current assets	73,204	82,014
Property and equipment, net	2,577	3,523
Other long-term assets	50	335
Total assets	$ 75,831	$ 85,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 7,607	$ 11,641
Deferred revenue	1,972	2,303
Accrued liabilities and other	1,684	2,816
Total current liabilities	11,263	16,760
Other long-term liabilities	—	29
Total liabilities	11,263	16,789
Commitments and Contingencies (Note 8)
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; authorized — 25,000; issued — 6,899 and 6,738 shares, as of September 30, 2013 and December 31, 2012, respectively; outstanding — 6,637 and 6,555 shares as of September 30, 2013 and December 31, 2012, respectively	7	7
Treasury stock	(3,476)	(2,182)
Additional paid-in capital	816,493	814,411
Accumulated other comprehensive income	16	16
Accumulated deficit	(748,472)	(743,169)
Total stockholders' equity	64,568	69,083
Total liabilities and stockholders' equity	$ 75,831	$ 85,872

GEEKNET, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands,unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities from continuing operations:
Net (loss) income	$ (5,303)	$ 7,851
Loss (income) from discontinued operations, net of tax	119	(10,722)
Loss from continuing operations	(5,184)	(2,871)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation expense	950	1,076
Stock-based compensation expense	1,753	2,843
Provision for bad debts	164	21
Provision for excess and obsolete inventory	712	230
Gain on sale of non-marketable securities	—	(4,021)
Loss on disposal of assets, net	4	56
Changes in assets and liabilities:
Accounts receivable	(4,223)	(195)
Inventories	(3,727)	(13,967)
Prepaid expenses and other assets	(3,458)	(7,604)
Accounts payable	(4,034)	5,805
Deferred revenue	(331)	(250)
Accrued liabilities and other liabilities	(1,131)	(1,796)
Other long-term liabilities	(29)	—
Net cash used in operating activities	(18,534)	(20,673)
Cash flows from investing activities:
Purchase of property and equipment	(8)	(108)
Proceeds from sale of non-marketable equity investment	—	6,000
Proceeds from sale of discontinued operations	3,000	17,000
Net cash provided by investing activities	2,992	22,892
Cash flows from financing activities:
Proceeds from issuance of common stock	292	249
Repurchase of stock	(1,286)	(1,194)
Net cash used in financing activities	(994)	(945)
Cash flows from discontinued operations:
Net cash used in operating activities	(91)	(2,220)
Net cash provided by investing activities	—	1,958
Net cash used in discontinued operations	(91)	(262)
Net change in cash and cash equivalents	(16,627)	1,012
Cash and cash equivalents, beginning of year	57,294	36,910
Cash and cash equivalents, end of period	$ 40,667	$ 37,922

GEEKNET, INC. RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (In thousands,unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income - as reported	$ (1,436)	$ 8,363	$ (5,303)	$ 7,851
Reconciling items:
Loss (income) from discontinued operations - net of tax	50	(10,362)	119	(10,722)
Gain on sale of non-marketable securities	—	—	—	(4,021)
Interest and other income (expense), net	(2)	15	25	59
Benefit for income taxes	(52)	(1,226)	(49)	(1,759)
Stock-based compensation expense included in cost of revenues	19	95	(101)	269
Stock-based compensation expense included in operating expenses	270	741	1,854	2,574
Depreciation expense	320	331	950	1,076
Adjusted EBITDA	$ (831)	$ (2,043)	$ (2,505)	$ (4,673)

CONTACT: Stacie Bosinoff or Nicole Gunderson of The Blueshirt Group, (415) 217-7722, ir@geek.net, for Geeknet, Inc.